Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $112.6 MILLION AND DILUTED EARNINGS PER SHARE OF $2.56; DECLARES CASH DIVIDEND

NORWICH, NY (January 28, 2019) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported record net income and diluted earnings per share for the year ended December 31, 2018.

Net income for the year ended December 31, 2018 was $112.6 million, up 37.0% from $82.2 million for the prior year driven by net interest margin expansion, loan growth, strong asset quality and a reduction in tax expense due to tax reform. Diluted earnings per share for the year ended December 31, 2018 was $2.56, as compared with $1.87 for the prior year, an increase of 37%.

Net income for the three months ended December 31, 2018 was $28.7 million, down 3.9% from $29.8 million for the third quarter of 2018 and up 62.5% from $17.6 million for the fourth quarter of 2017. Diluted earnings per share for the three months ended December 31, 2018 was $0.65, as compared with $0.68 for the prior quarter, a decrease of 4.4%, and $0.40 for the fourth quarter of 2017, an increase of 63%.

Highlights:

•	Diluted earnings per share up 37% from prior year

•	Earnings in excess of $100 million for the first time in the 163 year history of the Company

•	Loan growth for the year ended December 31, 2018 of 4.6%

•	Average demand deposits for the year ended December 31, 2018 up 4.7% over 2017

•	FTE net interest margin of 3.58% for year ended December 31, 2018 up 11 bps from 2017

•	Recognized a one-time $5.5 million tax benefit in the fourth quarter

•	Recorded a $6.6 million loss on securities sold in the fourth quarter related to the restructuring of the investment portfolio

•	Full cycle deposit beta of 6.9% through the quarter ending December 31, 2018[1]

1 The change in the Company’s quarterly deposit costs from December 31, 2015 to December 31, 2018 of 0.15% divided by the change in Federal Reserve’s target fed funds rate from December 2015 to December 2018 of 2.25%

“As our 2018 results demonstrate, NBT had a strong year. We achieved record net income for the sixth consecutive year and a new annual EPS record,” said NBT President and CEO John H. Watt, Jr. “This strong performance was delivered by a focused and aligned team across all lines of business. They concentrate on the fundamentals of our business, including low-cost deposit gathering, loan growth and strong asset quality, while continuing to grow our fee-based business, including the RPS acquisition in the second quarter. At the same time we continued to invest in enhancing the customer experience and digitizing our offerings. As we continue to grow the Company and build shareholder value, we were pleased to increase the cash dividend paid to shareholders on two occasions in 2018 for a combined increase of 13%.”

Net interest income for the year ended 2018 was $305.6 million, up $22.1 million, or 7.8%, from 2017. The fully taxable equivalent (“FTE”) net interest margin of 3.58% for the year ended December 31, 2018, was up from 3.47% for the year ended December 31, 2017 primarily due to asset yields increasing 24 basis points (“bps”), more than offsetting the 20 bp rise in the cost of interest bearing liabilities. Average interest earning assets were up $320.1 million, or 3.9%, for the year ended December 31, 2018, as compared to the same period in 2017, driven by a $406.3 million increase in loans that was partially offset by a $81.4 million decrease in securities. Interest income increased $34.8 million, or 11.3%, due to the increase in earning assets combined with a 24 bp improvement in loan yields. Interest expense was up $12.7 million, or 49.1%, for the year ended December 31, 2018 as compared to the same period in 2017 resulting primarily from a 20 bp increase in rates on interest bearing liabilities driven by higher borrowing costs and a 14 bp increase in the cost of interest bearing deposits, combined with an increase in average interest bearing liabilities of $173.0 million. The Federal Reserve has raised its target fed funds rate nine times from December 2015 through December 2018 for a total of 225 bps. During this same cycle of increasing rates, the Company’s deposit rates have increased by 15 bps, resulting in a full cycle deposit beta of 6.9%.

Net interest income was $78.9 million for the fourth quarter of 2018, up $1.3 million, or 1.7%, from the previous quarter. The FTE net interest margin was 3.61% for the three months ended December 31, 2018, up 4 bps from the previous quarter, as higher rates on average earning assets were partially offset by higher funding costs. Interest income increased $2.3 million, or 2.6%, as the yield on average earning assets increased 9 bps from the prior quarter to 4.14%, combined with an increase in average interest earning assets of $38.7 million, or 0.4%, driven by the increase in average loans of $36.8 million. Interest expense was up $1.0 million, or 9.1%, as the cost of interest bearing liabilities increased 6 bps to 0.77% for the quarter ended December 31, 2018, driven by interest-bearing deposit costs increasing 6 bps with increased short-term borrowings cost.

Net interest income was $78.9 million for the fourth quarter of 2018, up $5.4 million, or 7.4%, from the fourth quarter of 2017. The FTE net interest margin of 3.61% was up 9 bps from the fourth quarter of 2017. Interest income increased $10.3 million, or 12.8%, as the yield on average earning assets increased 30 bps from the same period in 2017, and average interest earning assets increased $338.2 million, or 4.0%, primarily due to the $347.9 million increase in average loans. Interest expense increased $4.9 million, or 71.8%, as the cost of interest bearing liabilities increased 31 bps, driven by interest-bearing deposit costs increasing 23 bps combined with the increase in short-term borrowing costs.

Noninterest income for the year ended December 31, 2018 was $124.8 million, up $3.5 million, or 2.9%, from the same period in 2017. The increase from the prior year was driven by higher retirement plan administration fees and an increase in other noninterest income that was partially offset by net securities losses in 2018. Retirement plan administration fees increased due to the acquisitions of Retirement Plan Services, LLC (“RPS”) in the second quarter of 2018 and of Downeast Pension Services in the second quarter of 2017. In the fourth quarter of 2018, the Company restructured the investment portfolio by selling $109 million lower yielding bonds and reinvesting the proceeds in higher yielding bonds, which resulted in a $6.6 million loss on securities sold. Other noninterest income in 2018 increased compared to the same period of 2017 due to non-recurring gains recognized in 2018. Excluding net securities (losses) gains, noninterest income for the year ended December 31, 2018 would have been $131.1 million, up $11.7 million, or 9.8%, from the same period in 2017.

Noninterest income for the three months ended December 31, 2018 was $25.9 million, down $7.4 million, or 22.3%, from the prior quarter and down $5.5 million, or 17.6%, from the fourth quarter of 2017. Excluding net securities (losses) gains, noninterest income for the three months ended December 31, 2018 would have been $32.9 million, comparable to the prior quarter and up $3.3 million, or 11.0% from the fourth quarter of 2017. The increase from the fourth quarter of 2017 was primarily due to higher retirement plan administration fees resulting from the acquisition of RPS in the second quarter of 2018 and higher other noninterest income due primarily to swap fees.

Noninterest expense for the year ended December 31, 2018 was $264.6 million, up $18.9 million, or 7.7%, from the same period in 2017. The increase from the prior year was driven by higher salaries and employee benefits due to the retirement plan services acquisitions in 2018 and 2017, higher incentive compensation and wage increases for over 60% of our employees from the Company’s commitment to invest a portion of the tax reform benefit in our employees.

Noninterest expense for the three months ended December 31, 2018 was $68.9 million, up $2.4 million, or 3.6%, from the prior quarter and up $5.5 million, or 8.6%, from the fourth quarter of 2017. The increase from the fourth quarter of 2017 was driven by an increase in salaries and employee benefits expenses primarily due to the RPS acquisition, wage increases related to tax reform initiatives and higher incentive compensation associated with business growth. The increase from the prior quarter was primarily due to increases in salaries and employee benefits due to an increase in medical costs, an increase in professional fees and advertising expense due to timing of initiatives and an increase in other noninterest expense. The increase in other noninterest expense was primarily due to the timing of contributions and $0.5 million in non-recurring items.

Income tax expense for the year ended December 31, 2018 was $24.4 million, down $21.6 million, or 46.9%, from the same period of 2017. The effective tax rate of 17.8% in 2018 was down from 35.9% for the same period in the prior year. The decrease in income tax expense from the prior year was due to the lower effective tax rate resulting from the Tax Cuts and Jobs Act (“TCJA”), a $5.5 million tax benefit recorded in the fourth quarter of 2018 primarily related to one-time income tax return accounting method changes during the fourth quarter of 2018, combined with the $4.4 million estimated non-cash charge related to the enactment of the TCJA in 2017 for the Company’s deferred tax assets due to the tax rate reduction. This was partially offset by a higher level of taxable income and lower tax benefit from equity-based transactions. Excluding the tax benefit from equity-based transactions, the tax benefit in the fourth quarter of 2018 and the TCJA charge in 2017, the effective tax rate was 22.2% and 33.8% for the years ending December 31, 2018 and 2017, respectively.

Income tax expense for the three months ended December 31, 2018 was $0.7 million, down $7.8 million, or 91.4%, from the prior quarter and down $15.0 million, or 95.3%, from the fourth quarter of 2017. The effective tax rate of 2.5% for the fourth quarter of 2018 was down from 22.3% for the third quarter of 2018 and down from 47.1% for the fourth quarter of 2017. The decrease in income tax expense from the prior quarter was primarily due to one-time income tax return accounting method changes during the fourth quarter of 2018. The decrease in income tax expense from the fourth quarter of 2017 was due to the lower effective tax rate resulting from the TCJA, and the income tax return accounting method changes during the fourth quarter of 2018, combined with the $4.4 million estimated non-cash charge related to the enactment of the TCJA in 2017 for the revaluation of the Company’s deferred tax assets due to the tax rate reduction. This was partially offset by a higher level of taxable income.

Asset Quality

Net charge-offs of $25.8 million for the year ended December 31, 2018 were down as compared to $26.7 million for the same period of 2017. Provision expense was $28.8 million for the year ended December 31, 2018, as compared with $31.0 million for the same period of 2017. Annualized net charge-offs to average loans for the year ended December 31, 2018 was 0.38% as compared with 0.42% for the same period of 2017.

Net charge-offs of $6.8 million for the three months ended December 31, 2018 were up as compared to $5.7 million for the prior quarter and comparable to the $7.0 million for the fourth quarter of 2017. Provision expense was higher at $6.5 million for the three months ended December 31, 2018, as compared with $6.0 million for the prior quarter and lower compared with $8.2 million for the fourth quarter of 2017. Annualized net charge-offs to average loans for the fourth quarter of 2018 was 0.39%, up from 0.33% for the prior quarter and down from 0.43% for the fourth quarter of 2017.

Nonperforming loans to total loans was 0.44% at December 31, 2018, up 3 bps from 0.41% for the prior quarter and down 3 bps from 0.47% at December 31, 2017. Past due loans as a percentage of total loans were 0.55% at December 31, 2018, up from 0.53% at September 30, 2018 and down from 0.63% at December 31, 2017.

The allowance for loan losses totaled $72.5 million at December 31, 2018, compared to $72.8 million at September 30, 2018 and $69.5 million at December 31, 2017. The allowance for loan losses as a percentage of loans was 1.05% (1.10% excluding acquired loans) at December 31, 2018, compared to 1.06% (1.11% excluding acquired loans) at September 30, 2018 and 1.06% (1.12% excluding acquired loans) at December 31, 2017.

Balance Sheet

Total assets were $9.6 billion at December 31, 2018, up $419.6 million, or 4.6%, from December 31, 2017. Loans were $6.9 billion at December 31, 2018, up $304.1 million, or 4.6%, from December 31, 2017. Total deposits were $7.4 billion at December 31, 2018, up $197.6 million, or 2.8%, from December 31, 2017, reflecting growth in core and municipal deposits. Stockholders’ equity was $1.0 billion, representing a total equity-to-total assets ratio of 10.65% at December 31, 2018, compared with $958.2 million or a total equity-to-total assets ratio of 10.49% at December 31, 2017.

Dividend

The Board of Directors approved a first-quarter 2019 cash dividend of $0.26 per share at a meeting held today. The dividend will be paid on March 15, 2019 to shareholders of record as of March 1, 2019.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.6 billion at December 31, 2018. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 151 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Retirement Plan Services, based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2018				2017
Profitability:	4th Q	3rd Q	2nd Q	1st Q	4th Q
Diluted earnings per share	$0.65	$0.68	$0.64	$0.59	$0.40
Weighted average diluted common shares outstanding	44,059,796	44,050,557	44,016,940	43,975,248	43,957,571
Return on average assets (1)	1.20%	1.25%	1.21%	1.15%	0.77%
Return on average equity (1)	11.34%	11.96%	11.64%	10.99%	7.27%
Return on average tangible common equity (1)(3)	16.37%	17.42%	17.08%	15.95%	10.65%
Net interest margin (1)(2)	3.61%	3.57%	3.57%	3.57%	3.52%

	12 Months ended December 31,
Profitability:	2018	2017
Diluted earnings per share	$2.56	$1.87
Weighted average diluted common shares outstanding	44,019,698	43,904,520
Return on average assets	1.20%	0.91%
Return on average equity	11.49%	8.71%
Return on average tangible common equity (4)	16.71%	12.82%
Net interest margin (2)	3.58%	3.47%

(1) Annualized.
(2) Calculated on a FTE basis.
(3) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2018				2017
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net income	$28,652	$29,807	$28,121	$25,986	$17,637
Amortization of intangible assets (net of tax)	734	791	822	686	594
Net income, excluding intangibles amortization	$29,386	$30,598	$28,943	$26,672	$18,231

Average stockholders' equity	$1,002,822	$988,551	$969,029	$959,044	$962,660
Less: average goodwill and other intangibles	290,854	291,814	289,250	281,027	283,554
Average tangible common equity	$711,968	$696,737	$679,779	$678,017	$679,106

(4) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	12 Months ended December 31,
	2018	2017
Net income	$112,566	$82,151
Amortization of intangible assets (net of tax)	3,032	2,446
Net income, excluding intangibles amortization	$115,598	$84,597

Average stockholders' equity	$980,005	$943,676
Less: average goodwill and other intangibles	288,273	283,573
Average tangible common equity	$691,732	$660,103

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2018				2017
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data:
Securities available for sale	$998,496	$1,101,074	$1,192,939	$1,265,912	$1,255,925
Securities held to maturity	783,599	659,949	544,163	487,126	484,073
Net loans	6,815,204	6,814,457	6,785,721	6,575,522	6,514,139
Total assets	9,556,363	9,547,284	9,467,138	9,230,834	9,136,812
Total deposits	7,368,211	7,441,290	7,344,449	7,393,928	7,170,636
Total borrowings	1,046,616	986,656	1,028,971	776,032	909,188
Total liabilities	8,538,454	8,553,129	8,488,209	8,278,104	8,178,635
Stockholders' equity	1,017,909	994,155	978,929	952,730	958,177

Asset quality:
Nonaccrual loans	$25,487	$23,301	$24,006	$25,426	$25,708
90 days past due and still accruing	5,085	4,734	2,209	2,934	5,410
Total nonperforming loans	30,572	28,035	26,215	28,360	31,118
Other real estate owned	2,441	3,271	4,349	4,949	4,529
Total nonperforming assets	33,013	31,306	30,564	33,309	35,647
Allowance for loan losses	72,505	72,805	72,450	70,200	69,500

Asset quality ratios (total):
Allowance for loan losses to total loans	1.05%	1.06%	1.06%	1.06%	1.06%
Total nonperforming loans to total loans	0.44%	0.41%	0.38%	0.43%	0.47%
Total nonperforming assets to total assets	0.35%	0.33%	0.32%	0.36%	0.39%
Allowance for loan losses to total nonperforming loans	237.16%	259.69%	276.37%	247.53%	223.34%
Past due loans to total loans	0.55%	0.53%	0.50%	0.53%	0.63%
Net charge-offs to average loans (1)	0.39%	0.33%	0.39%	0.42%	0.43%

Asset quality ratios (originated) (2):
Allowance for loan losses to loans	1.10%	1.11%	1.11%	1.12%	1.12%
Nonperforming loans to loans	0.43%	0.39%	0.36%	0.41%	0.46%
Allowance for loan losses to nonperforming loans	254.92%	285.86%	306.08%	273.54%	243.85%
Past due loans to loans	0.56%	0.53%	0.50%	0.53%	0.65%

Capital:
Equity to assets	10.65%	10.41%	10.34%	10.32%	10.49%
Book value per share	$23.31	$22.77	$22.43	$21.84	$22.01
Tangible book value per share (3)	$16.66	$16.10	$15.73	$15.41	$15.54
Tier 1 leverage ratio	9.52%	9.36%	9.25%	9.26%	9.14%
Common equity tier 1 capital ratio	10.49%	10.28%	10.04%	10.12%	10.06%
Tier 1 capital ratio	11.79%	11.58%	11.35%	11.48%	11.42%
Total risk-based capital ratio	12.78%	12.58%	12.34%	12.47%	12.42%
Common stock price (end of period)	$34.59	$38.38	$38.15	$35.48	$36.80

(1)  Annualized.
(2)  Non-GAAP measure - Excludes acquired loans.
(3)  Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets:	December 31, 2018	December 31, 2017
Cash and due from banks	$175,550	$156,852
Short-term interest bearing accounts	5,405	2,812
Equity securities, at fair value (1)	23,053	-
Securities available for sale, at fair value (1)	998,496	1,255,925
Securities held to maturity (fair value $778,675 and $481,871)	783,599	484,073
Trading securities (1)	-	11,467
Federal Reserve Bank and Federal Home Loan Bank stock	53,229	46,706
Loans held for sale	6,943	1,134
Loans	6,887,709	6,583,639
Less allowance for loan losses	72,505	69,500
Net loans	$6,815,204	$6,514,139
Premises and equipment, net	78,970	81,305
Goodwill	274,769	268,043
Intangible assets, net	15,599	13,420
Bank owned life insurance	177,479	172,388
Other assets	148,067	128,548
Total assets	$9,556,363	$9,136,812

Liabilities and stockholders' equity:
Demand (noninterest bearing)	$2,361,099	$2,286,892
Savings, NOW and money market	4,076,434	4,076,978
Time	930,678	806,766
Total deposits	$7,368,211	$7,170,636
Short-term borrowings	871,696	719,123
Long-term debt	73,724	88,869
Junior subordinated debt	101,196	101,196
Other liabilities	123,627	98,811
Total liabilities	$8,538,454	$8,178,635

Total stockholders' equity	$1,017,909	$958,177

Total liabilities and stockholders' equity	$9,556,363	$9,136,812

(1) Available for sale and trading equity securities amounts reclassified from securities available for sale and trading securities to equity securities for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Interest, fee and dividend income:
Interest and fees on loans	$78,963	$69,697	$300,827	$267,096
Securities available for sale (1)	6,332	7,059	26,920	28,564
Securities held to maturity	4,344	2,671	13,242	10,934
Other	885	803	3,266	2,813
Total interest, fee and dividend income	$90,524	$80,230	$344,255	$309,407
Interest expense:
Deposits	$6,977	$3,817	$22,144	$14,475
Short-term borrowings	3,131	1,621	10,552	5,996
Long-term debt	431	505	1,790	2,299
Junior subordinated debt	1,110	836	4,140	3,144
Total interest expense	$11,649	$6,779	$38,626	$25,914
Net interest income	$78,875	$73,451	$305,629	$283,493
Provision for loan losses	6,528	8,153	28,828	30,988
Net interest income after provision for loan losses	$72,347	$65,298	$276,801	$252,505
Noninterest income:
Insurance and other financial services revenue	$5,843	$5,605	$24,345	$23,532
Service charges on deposit accounts	4,503	4,351	17,224	16,750
ATM and debit card fees	5,704	5,347	22,699	21,372
Retirement plan administration fees	7,113	5,332	26,992	20,213
Trust	4,573	4,966	19,524	19,586
Bank owned life insurance income	1,239	1,262	5,091	5,175
Net securities (losses) gains	(6,916)	1,869	(6,341)	1,867
Other (1)	3,887	2,740	15,228	12,809
Total noninterest income	$25,946	$31,472	$124,762	$121,304
Noninterest expense:
Salaries and employee benefits (2)	$38,998	$33,812	$151,685	$135,222
Occupancy	5,284	5,280	22,318	21,808
Data processing and communications	4,431	4,242	17,652	17,068
Professional fees and outside services	3,968	3,751	14,376	13,499
Equipment	4,529	4,001	17,037	15,225
Office supplies and postage	1,564	1,604	6,204	6,284
FDIC expense	1,135	1,196	4,651	4,767
Advertising	1,006	1,033	2,782	2,744
Amortization of intangible assets	978	961	4,042	3,960
Loan collection and other real estate owned, net	738	1,136	4,217	4,763
Other (2)	6,273	6,428	19,597	20,308
Total noninterest expense	$68,904	$63,444	$264,561	$245,648
Income before income tax expense	$29,389	$33,326	$137,002	$128,161
Income tax expense	737	15,689	24,436	46,010
Net income	$28,652	$17,637	$112,566	$82,151
Earnings Per Share:
Basic	$0.66	$0.40	$2.58	$1.89
Diluted	$0.65	$0.40	$2.56	$1.87

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current periods, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior periods from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2018				2017
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income:
Interest and fees on loans	$78,963	$77,249	$74,172	$70,443	$69,697
Securities available for sale (1)	6,332	6,659	7,003	6,926	7,059
Securities held to maturity	4,344	3,462	2,811	2,625	2,671
Other	885	834	781	766	803
Total interest, fee and dividend income	$90,524	$88,204	$84,767	$80,760	$80,230
Interest expense:
Deposits	$6,977	$6,157	$5,079	$3,931	$3,817
Short-term borrowings	3,131	3,000	2,455	1,966	1,621
Long-term debt	431	431	452	476	505
Junior subordinated debt	1,110	1,089	1,040	901	836
Total interest expense	$11,649	$10,677	$9,026	$7,274	$6,779
Net interest income	$78,875	$77,527	$75,741	$73,486	$73,451
Provision for loan losses	6,528	6,026	8,778	7,496	8,153
Net interest income after provision for loan losses	$72,347	$71,501	$66,963	$65,990	$65,298
Noninterest income:
Insurance and other financial services revenue	$5,843	$6,172	$5,826	$6,504	$5,605
Service charges on deposit accounts	4,503	4,503	4,246	3,972	4,351
ATM and debit card fees	5,704	5,906	5,816	5,273	5,347
Retirement plan administration fees	7,113	7,244	7,296	5,339	5,332
Trust	4,573	4,808	5,265	4,878	4,966
Bank owned life insurance income	1,239	1,288	1,217	1,347	1,262
Net securities (losses) gains	(6,916)	412	91	72	1,869
Other (1)	3,887	3,048	4,401	3,892	2,740
Total noninterest income	$25,946	$33,381	$34,158	$31,277	$31,472
Noninterest expense:
Salaries and employee benefits (2)	$38,998	$38,394	$37,726	$36,567	$33,812
Occupancy	5,284	5,380	5,535	6,119	5,280
Data processing and communications	4,431	4,434	4,508	4,279	4,242
Professional fees and outside services	3,968	3,580	3,336	3,492	3,751
Equipment	4,529	4,319	4,151	4,038	4,001
Office supplies and postage	1,564	1,563	1,504	1,573	1,604
FDIC expense	1,135	1,223	1,092	1,201	1,196
Advertising	1,006	739	700	337	1,033
Amortization of intangible assets	978	1,054	1,096	914	961
Loan collection and other real estate owned, net	738	1,234	908	1,337	1,136
Other (2)	6,273	4,577	4,332	4,415	6,428
Total noninterest expense	$68,904	$66,497	$64,888	$64,272	$63,444
Income before income tax expense	$29,389	$38,385	$36,233	$32,995	$33,326
Income tax expense	737	8,578	8,112	7,009	15,689
Net income	$28,652	$29,807	$28,121	$25,986	$17,637
Earnings Per Share:
Basic	$0.66	$0.68	$0.64	$0.60	$0.40
Diluted	$0.65	$0.68	$0.64	$0.59	$0.40

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current periods, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior periods from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q4 - 2018		Q3 - 2018		Q2 - 2018		Q1 - 2018		Q4 - 2017
Assets:
Short-term interest bearing accounts	$3,780	5.25%	$3,328	6.08%	$3,574	5.16%	$2,818	5.18%	$5,804	2.39%
Securities available for sale (1)(3)	1,104,198	2.29%	1,197,910	2.22%	1,266,304	2.23%	1,273,634	2.22%	1,313,870	2.16%
Securities held to maturity (1)	688,840	2.73%	591,220	2.58%	503,501	2.50%	482,375	2.48%	490,182	2.68%
Investment in FRB and FHLB Banks	47,689	6.95%	50,107	6.20%	48,184	6.12%	46,844	6.32%	44,320	6.87%
Loans (2)	6,876,341	4.56%	6,839,565	4.49%	6,750,710	4.41%	6,592,447	4.34%	6,528,449	4.25%
Total interest earning assets	$8,720,848	4.14%	$8,682,130	4.05%	$8,572,273	3.99%	$8,398,118	3.92%	$8,382,625	3.84%
Other assets (3)	769,302		776,219		766,604		746,172		747,468
Total assets	$9,490,150		$9,458,349		$9,338,877		$9,144,290		$9,130,093

Liabilities and stockholders' equity:
Money market deposit accounts	$1,745,980	0.65%	$1,724,853	0.58%	$1,699,956	0.43%	$1,655,308	0.27%	$1,725,242	0.25%
NOW deposit accounts	1,166,383	0.18%	1,164,513	0.17%	1,222,889	0.16%	1,211,029	0.13%	1,200,651	0.12%
Savings deposits	1,250,703	0.06%	1,279,520	0.06%	1,289,062	0.06%	1,248,432	0.06%	1,215,932	0.06%
Time deposits	921,252	1.47%	881,792	1.33%	858,080	1.22%	802,959	1.13%	792,969	1.10%
Total interest bearing deposits	$5,084,318	0.54%	$5,050,678	0.48%	$5,069,987	0.40%	$4,917,728	0.32%	$4,934,794	0.31%
Short-term borrowings	724,693	1.71%	766,372	1.55%	706,694	1.39%	712,220	1.12%	684,447	0.94%
Long-term debt	73,735	2.32%	73,762	2.32%	84,676	2.14%	88,844	2.17%	81,010	2.47%
Junior subordinated debt	101,196	4.35%	101,196	4.27%	101,196	4.12%	101,196	3.61%	101,196	3.28%
Total interest bearing liabilities	$5,983,942	0.77%	$5,992,008	0.71%	$5,962,553	0.61%	$5,819,988	0.51%	$5,801,447	0.46%
Demand deposits	2,373,235		2,356,216		2,294,023		2,259,955		2,266,672
Other liabilities	130,151		121,574		113,272		105,303		99,314
Stockholders' equity	1,002,822		988,551		969,029		959,044		962,660
Total liabilities and stockholders' equity	$9,490,150		$9,458,349		$9,338,877		$9,144,290		$9,130,093

Interest rate spread		3.37%		3.34%		3.38%		3.41%		3.38%
Net interest margin (FTE)		3.61%		3.57%		3.57%		3.57%		3.52%

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) For purposes of the average balance sheet presentation, equity securities amounts reclassified for the current periods from securities available for sale to other assets, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

Note: Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21% for 2018 and 35% for 2017.

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Twelve Months ended December 31,	2018			2017
Assets:
Short-term interest bearing accounts	$3,377	$183	5.42%	$9,636	$179	1.86%
Securities available for sale (1)(3)	1,210,013	27,081	2.24%	1,350,995	28,969	2.14%
Securities held to maturity (1)	567,117	14,657	2.58%	507,583	13,490	2.66%
Investment in FRB and FHLB Banks	48,214	3,083	6.39%	46,673	2,634	5.64%
Loans (2)	6,765,748	301,258	4.45%	6,359,447	267,934	4.21%
Total interest earning assets	$8,594,469	$346,262	4.03%	$8,274,334	$313,206	3.79%
Other assets (3)	764,670			752,258
Total assets	$9,359,139			$9,026,592

Liabilities and stockholders' equity:
Money market deposit accounts	$1,706,823	$8,314	0.49%	$1,697,386	$3,864	0.23%
NOW deposit accounts	1,191,008	1,894	0.16%	1,153,361	1,051	0.09%
Savings deposits	1,266,970	725	0.06%	1,214,480	683	0.06%
Time deposits	866,388	11,211	1.29%	817,370	8,877	1.09%
Total interest bearing deposits	$5,031,189	$22,144	0.44%	$4,882,597	$14,475	0.30%
Short-term borrowings	727,635	10,552	1.45%	690,036	5,996	0.87%
Long-term debt	80,195	1,790	2.23%	93,389	2,299	2.46%
Junior subordinated debt	101,196	4,140	4.09%	101,196	3,144	3.11%
Total interest bearing liabilities	$5,940,215	$38,626	0.65%	$5,767,218	$25,914	0.45%
Demand deposits	2,321,264			2,217,785
Other liabilities	117,655			97,913
Stockholders' equity	980,005			943,676
Total liabilities and stockholders' equity	$9,359,139			$9,026,592
Net interest income (FTE)		$307,636			$287,292
Interest rate spread			3.38%			3.34%
Net interest margin (FTE)			3.58%			3.47%
Taxable equivalent adjustment		$2,007			$3,799
Net interest income		$305,629			$283,493

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) For purposes of the average balance sheet presentation, equity securities amounts reclassified for the current period from securities available for sale to other assets, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

Note: Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21% for 2018 and 35% for 2017.

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

	2018				2017
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Commercial	$1,291,568	$1,310,262	$1,299,437	$1,252,729	$1,258,212
Commercial real estate	1,930,742	1,902,315	1,891,119	1,795,101	1,769,620
Residential real estate mortgages	1,380,836	1,373,487	1,350,336	1,331,587	1,320,370
Dealer finance	1,216,144	1,229,700	1,252,843	1,238,051	1,227,870
Specialty lending	524,928	521,396	507,151	469,268	438,866
Home equity	474,566	480,761	488,493	491,807	498,179
Other consumer	68,925	69,341	68,792	67,179	70,522
Total loans	$6,887,709	$6,887,262	$6,858,171	$6,645,722	$6,583,639